                                                                      EXHIBIT 21

                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

                                    Jurisdiction of Incorporation     Names Under Which
Name of Subsidiary                  or Organization                   Subsidiaries Do Business
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MAPICS Australia Pty. Ltd.          Australia                         MAPICS Australia Pty. Ltd.
MAPICS do Brasil Ltda.              Brazil                            MAPICS do Brasil Ltda.
3566196 Canada, Inc.                Canada                            3566196 Canada, Inc.
MAPICS EMEA Support Center B.V.     Netherlands                       MAPICS EMEA Support Center B.V.
MAPICS Sweden AB                    Sweden                            MAPICS Sweden
MAPICS Singapore Pte. Ltd.          Singapore                         MAPICS Singapore Pte. Ltd.
MAPICS GmbH                         Germany                           MAPICS GmbH
MAPICS KK                           Japan                             MAPICS KK
MAPICS UK Ltd.                      United Kingdom                    MAPICS UK Ltd.
MAPICS France S.a.r.l.              France                            MAPICS France S.a.r.l.
MAPICS International Corporation    Barbados                          MAPICS International Corporation
MAPICS, Hong Kong Limited           Hong Kong                         MAPICS, Hong Kong Limited
Pivotpoint, Inc.                    Massachusetts                     Pivotpoint, Inc.
Thru-Put Corporation                Delaware                          Thru-Put Corporation
Minx Software Incorporated          California                        Minx Software Incorporated
Athens Merger Corp.                 Georgia                           MAPICS University